UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 11, 2005

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza 60 South Sixth Street Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)

(612) 661-3883
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)                                 On March 11, 2005, we announced that, effective March 21, 2005, G. Michael Durkin, Jr. will leave his position as Executive Vice President and Chief Financial Officer to assume the role of Executive Vice President, U.S. Operations.

Mr. Durkin, age 45, served as Executive Vice President and Chief Financial Officer from February 2004 to March 2005.  Prior to this role, Mr. Durkin served as Senior Vice President and Chief Financial Officer of PepsiAmericas from December 2000 to February 2004, and as Senior Vice President, East Group, for a subsidiary of Whitman Corporation, from March 1999 to November 2000.  Prior to such position, Mr. Durkin was Vice President, Customer Development of PepsiCo’s Heartland Business Unit, which was acquired by PepsiAmericas from PepsiCo in 1999.  There are no familial relationships between Mr. Durkin and any other officer or director of our company.

Each of our executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.

	By:	/s/ G. Michael Durkin, Jr.
Date: March 17, 2005		G. Michael Durkin, Jr.
Executive Vice President and Chief Financial Officer